UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      July 17, 2009
Blue Ridge Real Estate Company
Big Boulder Corporation
(Exact Name of Registrant Specified in Charter)

	0-28-44 (Blue Ridge)	24-0854342 (Blue Ridge)
Pennsylvania (State or Other Jurisdiction of Incorporation)	0-28-43 (Big Boulder) (Commission File Number)	24-0822326 (Big Boulder) (I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania (Address of Principal Executive Offices)	18610-0707 (Zip Code)
(570) 443-8433
(Registrant’s telephone number, including area code)
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 11, 2009, Blue Ridge Real Estate Company (the “Company”) entered into an Agreement of Sale with The Conservation Fund (the “Purchaser”) for two assemblages of raw land owned by the Company. The Agreement of Sale, (also known as “the Phase 2 Agreement”), relates to the sale of 2,797 acres located in Lackawanna, Luzerne and Monroe Counties, Pennsylvania, consisting of approximately 1,477 acres, for the purchase price of $4,775,000, located in Buck Township Luzerne County, Thornhurst Township, Lackawanna County, and Tobyhanna Township, Monroe County in Pennsylvania (“Assemblage A”) and approximately 1,320 acres for the purchase price of $3,375,000, located in Bear Creek Township, and Buck Township, in Luzerne County, Pennsylvania (“Assemblage B” and collectively with Assemblage A, the “Property”) for a total purchase price of $8,150,000. Pursuant to the terms of the Phase 2 Agreement, the Purchaser had until July 9, 2009, or 120 days from the date of the Phase 2 Agreement, to perform any due diligence procedures it deemed necessary to satisfy itself as to the feasibility of proceeding with its acquisition of the Property (the “Inspection Period”). The Phase 2 Agreement further provides that the closing for the sale of the Property take place on or before 30 days following the expiration of the Inspection Period. As a result, the closing of the sale of the Property was expected to take place in August 2009.
     On July 17, 2009, the Company entered into the First Amendment to the Phase 2 Agreement (“the Amendment”) with the Purchaser which provides for (i) the extension of the Inspection Period for Assemblage B only from July 9, 2009 to October 30, 2009 and (ii) the extension of the closing on Assemblage B only to October 30, 2009. The Amendment is conditioned on the Purchaser acquiring Assemblage A pursuant to the terms of the Phase 2 Agreement and therefore the closing on Assemblage A is still expected to take place in August 2009. All other terms and conditions of the Phase 2 Agreement remain in effect.
     The foregoing is a summary description of certain terms of the Amendment and, by its nature, is incomplete. It is qualified in its entirety by the text of the Amendment, attached as Exhibit 10.2 to this Current Report on Form 8-K. All readers are encouraged to read the entire text of the Amendment.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Agreement of Sale, Phase 2, dated March 11, 2009 between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 2,797 acres located in Lackawanna, Luzerne and Monroe Counties, Pennsylvania. (filed March 13, 2009 as Exhibit 10.2 to Form 10-Q and incorporated herein by reference.)

10.2	First Amendment to Agreement of Sale, Phase 2, dated July 17, 2009 between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 2,797 acres located in Lackawanna, Luzerne and Monroe Counties, Pennsylvania.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: July 20, 2009	By:	/s/ Eldon D. Dietterick

	Name:	Eldon D. Dietterick
	Title:	Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement of Sale, Phase 2, dated March 11, 2009 between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 2,797 acres located in Lackawanna, Luzerne and Monroe Counties, Pennsylvania. (filed March 13, 2009 as Exhibit 10.2 to Form 10-Q and incorporated herein by reference.)

10.2	First Amendment to Agreement of Sale, Phase 2, dated July 17, 2009 between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 2,797 acres located in Lackawanna, Luzerne and Monroe Counties, Pennsylvania.